Exhibit 10.13


                              CONSULTING AGREEMENT
                              --------------------

     This CONSULTING AGREEMENT (this "Agreement"), made as of the 28th day of May, 1996 by and between T CELL SCIENCES, INC., a Delaware corporation (the "Company") and JAMES D. GRANT (the "Consultant").


                                   WITNESSETH

     In consideration of the mutual covenants contained herein, the Company and the Consultant hereby agree as follows:

1.   Consulting Responsibilities.
     ----------------------------
     Effective as of May 28, 1996, the Company hereby retains the Consultant as a consultant to the Company. This consulting capacity shall be in addition to the Consultant's responsibilities as Chairman of the Board and outside director of the Company's Board of Directors. The Consultant's consulting duties shall be under the direction of the President and Chief Executive Officer and shall include, without limitation:

     (a) Advising the Company on relationships with the FDA in connection with the preparation for clinical trials and other matters.

     (b) Working with the NIH and other government agencies on behalf of the Company.

     (c) Serving on the IBA Board of Directors in an individual capacity and as a representative of the Company.

     (d)  Meeting with investor groups about the Company.

     (e) Undertaking specific projects for the Company at the request of the Company's Board of Directors.

     The Consultant agrees to devote as much time to the Company as is reasonably necessary for the performance of these duties.

2.   Compensation; Expenses.
     -----------------------
     (a) In consideration for serving as an outside director, the Consultant shall receive the same monetary and stock option compensation as that received by other outside directors of the Company.



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     (b)  In consideration for serving as Chairman of the Board for so long as the Consultant shall so serve, the Consultant shall receive the sum of $30,000 per year or such other amount as shall be determined by the Board of Directors from time to time, in its sole discretion.

     (c) In consideration for serving as consultant to the Company in accordance with this Agreement, the Consultant shall receive the sum of $30,000 per year payable in twelve equal installments of $2,500 on the first business day of each month. At any time during the term of this Agreement, the Board of Directors, in its sole discretion, may increase or decrease the amount of consideration paid to the Consultant for his consulting duties.

     (d) The Company shall reimburse the Consultant for reasonable travel, lodging and meal expenses incurred by him in connection with the performance of his consulting duties in accordance with the Company's reimbursement policies applicable at the time, and shall be entitled to the use of secretarial services at the Company consistent with his consulting duties for the Company.

3.   Confidentiality; Inventions.
     ----------------------------

     (a) Beginning on the date hereof and at any time hereafter, the Consultant shall treat as confidential any proprietary, confidential or secret information relating to the business or interests of the Company, including, without limitation, its organizational structure, operations, business plans, technical secrets, projects, research data or result, inventions, trade secrets, projects, research data or results, inventions, trade secrets, customer lists or other work product developed by or for the Company whether on the premises of the Company or elsewhere ("Confidential Information"). Beginning on the date hereof and at any time hereafter, the Consultant shall not disclose in any manner or in any forum or make use of in any way or manner any Confidential Information other than in performing the services required of him under this Agreement or as required by law, without the prior written consent of the Company. The provisions of this Subparagraph (a) shall not apply to any Confidential Information which is (i) publicly known under circumstances involving no breach of this Agreement or (ii) lawfully and in good faith made available to the Consultant by a third party without restrictions as to disclosure.


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     (b)  Any and all inventions and discoveries, whether or not patentable, which the Consultant conceives or makes during the term of this Agreement and any extensions thereof, and which are a direct result of work performed hereunder, shall be the sole and exclusive property of the Company. The Consultant shall promptly execute any and all applications, assignments or other instruments which an officer of the Company or its Board of Directors shall deem necessary or useful in order to apply for and obtain Letters Patent in the United States and all foreign countries for said inventions and discoveries and in order to assign and convey to the Company the sole and exclusive right, title and interest in and to said inventions, discoveries, patent applications and patents thereon. The Company will bear the cost of preparation of all such patent applications and assignments, and the cost of prosecution of all such patent applications in the United States Patent Office and in the patent offices of foreign countries.

4.   Conflict of Interest.
     ---------------------
     The Consultant represents that execution of this Agreement and the performance of the consulting services hereunder does not and will not breach any other agreement, arrangement, obligation, understanding or employment relationship with a third party. During the term of this Agreement, the Consultant agrees not to enter into any consulting or employment relationship with a third party that directly relates to the products under development at the Company.

5.   Term and Termination.
     ---------------------
     This Agreement shall be effective as of May 28, 1996 and shall expire on May 29, 1999 (the "Expiration Date") unless extended by mutual agreement in writing. The Consultant, in his sole discretion, may terminate this Agreement upon sixty (60) days written notice to the Company. The Company may not terminate this Agreement before the Expiration Date. Expiration or termination of this Agreement for consulting services shall have no impact on the Consultant's rights and obligations as a member of the Board of Directors of the Company.

6.   Governing Law.
     ---------------
     This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.



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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.




                                       ---------------------------
                                       James D. Grant






                                       T CELL SCIENCES, INC.

                                       By:________________________
                                            Una S. Ryan, Ph.D.
                                            President and
                                            Chief Executive Officer















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